                                                                    EXHIBIT 99.1

                         FEDERAL REALTY INVESTMENT TRUST

                            Supplemental Information
                                 March 31, 2003

                                TABLE OF CONTENTS

1.  First Quarter 2003 Earnings Press Release .................................      3

2.  Financial Highlights
            Summarized Operating Results ......................................      7
            Summarized Balance Sheet ..........................................      8
            Funds From Operations / Funds Available for
            Distribution / Summary of Capital Expenditures ....................      9
            Market Data / Capital Availability / Operational Statistics .......     10

3.  Summary of Debt
            Summary of Outstanding Debt .......................................     11
            Summary of Debt Maturities ........................................     12

4.  Summary of Redevelopments
            Summary of Current and Future Redevelopment Opportunities .........     13
            Summary of Recent Redevelopments ..................................     14

5.  Santana Row Summary .......................................................     15

6.  Acquisitions and Dispositions - Year to Date ..............................     16

7.  Real Estate Status Report .................................................     17

8.  Shopping Center / Street Retail Summary ...................................     19

9.  Leasing Summary
            Retail Leasing Summary - Comparable ...............................     20
            Retail Leasing Summary - Non-comparable ...........................     21

10. Lease Expirations .........................................................     22

11. Occupancy Summary
            Occupancy Summary - Overall .......................................     23
            Occupancy Summary - Same Center ...................................     24

12. Summary of Top 25 Tenants - Prospective ...................................     25

13. Reconciliation of Non-GAAP Disclosures ....................................     26

14. Glossary of Terms .........................................................     27


                           1626 East Jefferson Street
                         Rockville, Maryland 20852-4041
                                  301/998-8100

Certain matters discussed within this Supplemental Information may be deemed to be forward looking statements within the meaning of the federal securities laws. Although we believe the expectations reflected in the forward looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. The factors that may impact these expectations include: (a) risks that growth will be limited if additional capital cannot be obtained; (b) risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense; (c) risks normally associated with the real estate industry, including risks that tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions or development, construction and renovation projects, including Santana Row, may fail to perform as expected, that competition for acquisitions could result in increased prices, that there may be environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
(d) risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and (e) those risks detailed from time to time in our SEC reports, including our current report on Form 8-K filed with the SEC on March 25, 2003, our annual report on Form 10-K filed with the SEC on March 26, 2003 and our quarterly reports on Form 10-Q. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

Investor Inquiries                            Media Inquiries
Andrew Blocher                                Kristine Warner
Vice President, Capital Markets
 & Investor Relations                         Director, Corporate Communications
301/998-8166                                  301/998-8212
ablocher@federalrealty.com                    kwarner@federalrealty.com

                    FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
                      FIRST QUARTER 2003 OPERATING RESULTS

ROCKVILLE, MD (May 7, 2003) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for the quarter ended March 31, 2003.

     . Funds from operations (FFO) was $0.64 per diluted share for the first quarter
     .    First quarter 2003 net income per diluted share was $0.26
     . Same-center property operating income, excluding properties redeveloped, expanded or acquired, increased 4.8% when compared to first quarter 2002
     . Cash rent increases on lease rollovers were 18% for the first quarter on 374,000 square feet of comparable retail space

Financial Results

Federal Realty reported FFO of $28.9 million for the first quarter of 2003, or $0.64 per diluted share. This compares to FFO of $19.0 million for the first quarter of 2002, or $0.46 per diluted share, which included an $8.5 million, or $0.21 per diluted share charge recognized as a result of the change in business strategy and resulting restructuring announced on March 11, 2002.

Net income available for common shareholders was $11.5 million, or $0.26 per diluted share for the quarter ended March 31, 2003. For the first quarter of 2002, the Trust reported a net loss to common shareholders of $6.2 million, or $0.15 per diluted share. The net loss recorded for the first quarter of 2002 included an $18.1 million, or $0.44 per diluted share charge relating to the change in business strategy, resulting restructuring and loss on abandoned developments held for sale.

Portfolio Results

On a same-center basis, which excludes properties redeveloped, expanded or acquired since March 31, 2002, property operating income increased 4.8% versus first quarter 2002. At March 31, 2003, retail occupancy on a same-center basis remained strong at 95.8% compared to 95.5% on March 31, 2002 and December 31, 2002. Same-center occupancy excludes the 444,000 square feet of retail space in Phase I of Santana Row which was 74% leased and 471,000 square feet of retail space in South Valley Shopping Center and Mount Vernon Plaza, properties acquired late in the first quarter that were a combined 74% leased. Overall occupancy was 94.3% at March 31, 2003, compared to 95.5% on March 31, 2002 and 94.7% on December 31, 2002.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2003 OPERATING RESULTS
MAY 7, 2003
Page 2

During the first quarter, the Trust signed 77 leases for over 525,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased 374,000 square feet at an average cash-basis contractual rent increase (i.e. excluding the impact of straight-line rents) in rent per square foot of 18%. The weighted-average contractual rent on this space for the first year of the new lease was $16.35 per square foot compared to the weighted-average contractual rent of $13.88 per square foot for the last year of the prior lease. The previous weighted-average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis, rent increases were 31% on the 374,000 square feet of comparable space re-leased during the quarter.

"I am impressed with the strong performance of our core portfolio in the face of the uncertainties caused by the war and generally poor economic conditions," stated Donald C. Wood, Federal Realty's president and chief executive officer. "We look forward to executing the opportunities afforded to us by projects like Santana Row, our newly acquired properties and our redevelopment pipeline."

Guidance

Federal Realty re-confirmed previous expectations for 2003 FFO per diluted share of $2.60 and provided new guidance, as a result of SEC Regulation G covering non-GAAP financial disclosure, for net income per diluted share of $0.99.

Summary of Other Quarterly Activities and Recent Developments

>> On April 23, 2003, the Trust provided updated information relating to the status of its three Kmart locations, comprising 326,000 square feet of retail space and $1.7 million of contractual rent, that were closed as a result of the retailer's chapter 11 bankruptcy filing. Kohl's Corporation is assuming the previous lease for the 150,000 square foot store at Fresh Meadows in Queens, New York. The leases for the Kmart locations at both Flourtown Shopping Center in Flourtown, Pennsylvania and Leesburg Plaza in Leesburg, Virginia, represent a combined 1.1% of portfolio occupancy and 0.15% of annualized revenues. The Trust will re-claim both of these spaces and management believes both properties provide potential for increased earnings and increased value through redevelopment or re-tenanting.

>> On April 16, 2003, Federal Realty announced the appointment of David Faeder, vice chairman of Sunrise Assisted Living, Inc. (NYSE:SRZ) to serve on the Trust's board of trustees. Mr. Faeder also has been appointed to serve on the Trust's audit committee and has been designated by the Board as the Trust's

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2003 OPERATING RESULTS
MAY 7, 2003
Page 3

     "audit committee financial expert." Mr. Faeder will stand for election by the Trust's shareholders at the 2004 Annual Meeting of Shareholders.

>> On April 1, 2003, Federal Realty announced the acquisition of South Valley Shopping Center and Mount Vernon Plaza in Fairfax County, Virginia. The shopping centers are adjacent to one another on the west side of Route 1 approximately three miles south of the Capital Beltway and were acquired from unrelated, private owners. The Trust purchased the fee interest in South Valley Shopping Center for approximately $13.7 million in an all cash transaction and acquired the leasehold interest with a purchase option in Mount Vernon Plaza for aggregate consideration of approximately $17.5 million in the form of cash, down-REIT partnership units and the assumption of debt. Management believes that both properties have significant potential for future re-leasing and redevelopment.

>> On February 7, 2003, the Trust announced plans for Phase II of Santana Row, which includes 84,000 square feet of retail space on two pad sites and 275 additional parking spaces. 95% of the retail space has been pre-leased to Best Buy and The Container Store, and Federal Realty expects an approximately 16% unleveraged return on its anticipated $27 million cost.

Conference Call Information

Federal Realty's management team will present an in depth discussion of the Trust's operating performance on its first quarter earnings conference call, which is scheduled for Thursday, May 8, 2003 at 11:00 A.M. Eastern Time. To participate, please call (888) 913-9966 five to ten minutes prior to the start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the company's web site, www.federalrealty.com, which will remain available for 14 days following the conference call. A telephone recording of the call will be available for 14 days by dialing (800) 337-6851.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of shopping centers and street retail properties. Federal Realty's portfolio contains approximately 15.7 million square feet located in major metropolitan markets across the United States. The operating portfolio is currently over 94% occupied by over 2,000 national, regional and local retailers with no single tenant accounting for more than 2.5% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 35 consecutive years, the longest consecutive record in the REIT industry.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2003 OPERATING RESULTS
MAY 7, 2003
Page 4

Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The factors that may impact these expectations include:

     . risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense;
     . risks that our growth will be limited if we cannot obtain additional capital;
     . risks normally associated with the real estate industry, including risks that our tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions or our development, construction and renovation projects, including our Santana Row project, may fail to perform as expected, that competition for acquisitions could result in increased prices, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
     . risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and
     . those risks detailed from time to time in our SEC reports, including our current report on Form 8-K filed with the SEC on March 25, 2003, our annual report on Form 10-K filed with the SEC on March 26, 2003 and our quarterly reports on Form 10-Q.

Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                      ####

Federal Realty Investment Trust
Income Statement
March 31, 2003

-------------------------------------------------------------------------------

                              Financial Highlights
                      (in thousands, except per share data)
                                   (unaudited)

                                                                                         Three Months Ended
                                                                                              March 31,
OPERATING RESULTS                                                                        2003           2002
-----------------                                                                        ----           ----
Revenues
   Rental income                                                                       $ 79,996      $ 70,499
   Other property income                                                                  4,095         3,476
   Interest and other income                                                              1,215         1,261
                                                                                       --------      --------
                                                                                         85,306        75,236
Expenses
   Rental                                                                                21,700        15,371
   Real estate taxes                                                                      7,858         7,740
                                                                                       --------      --------
Total property operating expenses                                                        29,558        23,111
                                                                                       --------      --------

Property operating income                                                                55,748        52,125

   Interest                                                                              17,579        16,640
   Administrative                                                                         3,274         2,999
   Restructuring expenses                                                                     -         8,489
   Depreciation and amortization                                                         17,449        15,825
                                                                                       --------      --------
Total other expenses                                                                     38,302        43,953
                                                                                       --------      --------
   Operating income before investors' share of operations and discontinued
     operations                                                                          17,446         8,172
   Investors' share of operations                                                        (1,070)         (697)
                                                                                       --------      --------
   Income before loss on abandoned developments held for sale and discontinued
     operations                                                                          16,376         7,475
   Income from operations of discontinued assets                                              -           841
                                                                                       --------      --------
   Income before loss on abandoned developments held for sale                            16,376         8,316
   Loss on abandoned developments held for sale                                               -        (9,647)
                                                                                       --------      --------
                  Net income (loss)                                                      16,376        (1,331)
   Dividends on preferred stock                                                          (4,856)       (4,856)
                                                                                       --------      --------
                  Net income (loss) available for common shareholders                  $ 11,520      $ (6,187)
                                                                                       ========      ========

Funds from Operations
      Net income (loss) available for common shareholders                              $ 11,520      $ (6,187)
      Loss on abandoned developments held for sale                                            -         9,647
      Depreciation and amortization of real estate assets                                15,798        14,537
      Amortization of initial direct costs of leases                                      1,354         1,171
      Income (loss) attributable to operating partnership units                             206          (136)
                                                                                       --------      --------
      Funds from operations                                                            $ 28,878      $ 19,032
                                                                                       ========      ========
         Weighted average number of common shares, diluted                               45,354        40,942
                                                                                       ========      ========
      Funds from operations per share                                                  $   0.64      $   0.46
                                                                                       ========      ========

      Funds from operations                                                            $ 28,878      $ 19,032
      Add back restructuring expense                                                          -         8,489
                                                                                       --------      --------
      Adjusted funds from operations                                                   $ 28,878      $ 27,521
                                                                                       ========      ========
         Weighted average number of common shares, diluted                               45,354        40,942
                                                                                       ========      ========
         Adjusted funds from operations per share                                      $   0.64      $   0.67
                                                                                       ========      ========

   Earnings per common share, basic
      Income (loss) before loss on abandoned developments held for sale and
        discontinued operations                                                        $   0.26      $   0.07
      Discontinued operations                                                                 -          0.02
      Loss on abandoned developments held for sale                                            -         (0.24)
                                                                                       --------      --------
                                                                                       $   0.26      $  (0.15)
                                                                                       ========      ========
         Weighted average number of common shares, basic                                 44,271        39,702
                                                                                       ========      ========

   Earnings per common share, diluted
      Income (loss) before loss on abandoned developments held for sale and
         discontinued operations                                                       $   0.26      $   0.06
      Discontinued operations                                                                 -          0.02
      Loss on abandoned developments held for sale                                            -         (0.23)
                                                                                       --------      --------
                                                                                       $   0.26      $  (0.15)
                                                                                       ========      ========
         Weighted average number of common shares, diluted                               45,354        40,942
                                                                                       ========      ========

Federal Realty Investment Trust
Balance Sheet
March 31, 2003

-------------------------------------------------------------------------------

                              Financial Highlights
                      (in thousands, except per share data)

BALANCE SHEET DATA                                                         March 31,      December 31,
------------------                                                           2003            2002
                                                                             ----            ----
                                                                          (unaudited)
Assets

Real estate, at cost
   Operating                                                              $ 1,907,912     $ 1,864,244
   Development                                                                483,797         442,582
                                                                          -----------     -----------
                                                                            2,391,709       2,306,826
   Less accumulated depreciation and amortization                            (466,332)       (450,697)
                                                                          -----------     -----------
                                                                            1,925,377       1,856,129
Other Assets
   Mortgage notes receivable                                                   37,542          35,577
   Cash and investments                                                        18,113          23,123
   Receivables                                                                 23,383          18,722
   Other assets                                                                66,986          65,827
                                                                          -----------     -----------
Total Assets                                                              $ 2,071,401     $ 1,999,378
                                                                          ===========     ===========
Liabilities and Shareholders' Equity

   Obligations under capital leases, mortgages and construction loans     $   364,811     $   393,212
   Notes payable                                                              276,278         198,311
   Senior notes                                                               535,000         535,000
   5 1/4% Convertible subordinated debentures                                  75,000          75,000
   Other liabilities                                                          148,209         153,568
                                                                          -----------     -----------
Total Liabilities                                                           1,399,298       1,355,091

Preferred stock                                                               235,000         235,000

Common Shares and Other Shareholders' Equity                                  437,103         409,287
                                                                          -----------     -----------
Total Liabilities and Shareholders' Equity                                $ 2,071,401     $ 1,999,378
                                                                          ===========     ===========

Federal Realty Investment Trust
Funds From Operations / Funds Available for Distribution / Summary of Capital Expenditures
March 31, 2003

--------------------------------------------------------------------------------

                                                                                      Three months ended
                                                                            March 31, 2003          March 31, 2002
                                                                          ------------------      ------------------
                                                                            (in thousands, except per share data)
Funds From Operations, exclusive of restructuring expense (FFO) (1)
-------------------------------------------------------------------

Net income (loss) available for common shareholders                       $           11,520      $           (6,187)
       Loss on abandoned developments held for sale                                        -                   9,647
       Restructuring expense                                                               -                   8,489
       Depreciation and amortization of real estate assets                            15,798                  14,537
       Amortization of initial direct costs of leases                                  1,354                   1,171
       Income (loss) attributable to operating partnership units                         206                    (136)
                                                                          ------------------      ------------------

FFO                                                                       $           28,878      $           27,521
                                                                          ==================      ==================

       Weighted average shares number of common shares, diluted                       45,354                  40,942

FFO per share                                                             $             0.64      $             0.67
                                                                          ==================      ==================

Funds Available for Distribution (FAD)
--------------------------------------

FFO                                                                       $           28,878      $           27,521
       Maintenance capital expenditures                                                 (758)                   (984)
                                                                          ------------------      ------------------

FAD                                                                       $           28,120      $           26,537
                                                                          ==================      ==================

Common dividends declared                                                 $           21,907      $           19,465

Dividend payout ratio as a percentage of FFO                                              76%                     71%

Dividend payout ratio as a percentage of FAD                                              78%                     73%

Summary of Capital Expenditures
-------------------------------

Non-maintenance Capital Expenditures
       Development                                                        $           45,743      $           47,626
       Acquisition Related (2)                                                             -                     291
       Redevelopments and Expansions                                                   2,921                   4,559
       Tenant Improvements                                                             2,804                   1,714
                                                                          ------------------      ------------------

Total Non-maintenance Capital Expenditures                                            51,468                  54,190

       Maintenance Capital Expenditures                                                  758                     984
                                                                          ------------------      ------------------

Total Capital Expenditures                                                $           52,226      $           55,174
                                                                          ==================      ==================

Note:
(1) See Glossary of Terms.
(2) Capital expenditures related to properties acquired in the last two years for which non-maintenance expenditures were planned at the time of the acquisition underwriting.

Federal Realty Investment Trust
Market Data / Capital Availability / Operational Statistics
March 31, 2003

--------------------------------------------------------------------------------

                                                                                        As of
                                                                       March 31, 2003            March 31, 2002
                                                                    -------------------        ------------------
                                                                        (in thousands, except per share data)
Market data
    Common shares outstanding                                                    45,188                    40,637

    Market price per common share                                   $             30.37        $            25.67

    Series A preferred shares outstanding                                         4,000                     4,000

    Market price per Series A preferred share                       $             25.10        $            24.60

    Series B preferred shares outstanding                                         5,400                     5,400

    Market price per Series B preferred share                       $             26.40        $            24.95

    Equity market capitalization                                    $         1,615,320        $        1,276,282

    Total debt (1)                                                            1,146,756                 1,052,428
                                                                    -------------------        ------------------

    Total market capitalization                                     $         2,762,076                 2,328,710
                                                                    ===================        ==================

    Total debt to market capitalization                                           .42:1                     .45:1
                                                                    ===================        ==================

Capital availability:
    Cash on hand                                                    $            18,113        $           17,325
    Tax deferred exchange escrows                                                     -                     6,006
    Available capacity under line of credit                                     151,000                   245,000
    Available capacity under Santana Row construction loan (2)                        -                   202,000
    Available for issuance under shelf registration statement                   500,000                   190,000
                                                                    -------------------        ------------------

                                                                    $           669,113        $          660,331
                                                                    ===================        ==================

                                                                     Three months ended        Three months ended
                                                                       March 31, 2003             March 31, 2002
                                                                    -------------------        ------------------
Operational statistics
    Ratio of earnings to fixed charges (3)                                        1.48x                  1.16x (4)

    Ratio of earnings to combined fixed charges
      and preferred share dividends (3)                                           1.22x                   .95x (4)

    Ratio of EBITDA to combined fixed charges
      and preferred share dividends (3) (5)                                       1.82x                  1.53x (4)

    Administrative expense as a percentage of total revenues                      3.84%                  3.99%

Note:
   (1) Total debt includes mortgages and construction loans payable, notes payable, senior notes and debentures and 5.25% convertible subordinated debentures.
   (2) Santana Row construction loan retired on November 19, 2002.
   (3) Earnings consist of income before gain (loss) on sale of real estate and fixed charges. Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series A preferred shares and Series B preferred shares.
   (4) Includes an $8.5 million restructuring charge incurred in the first quarter of 2002. Excluding this charge the ratio of earnings to fixed charges would have been 1.55x, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.27x and the ratio of EBITDA to combined fixed charges and preferred share dividends would have been 1.84x.
   (5) See Glossary of Terms for reconciliation of EBITDA to net income.

Federal Realty Investment Trust
Summary of Outstanding Debt
March 31, 2003

--------------------------------------------------------------------------------

                                                     Maturity    Effective Rate           Balance
                                                     --------    --------------           -------
                                                                                   (in thousands)
Mortgage Loans
--------------
      Leesburg Plaza                                 10/01/08          6.510%      $        9,900
      164 E Houston Street                           10/06/08          7.500%                 259
      Federal Plaza                                  06/01/11          6.750%              35,831
      Barracks Road                                  11/01/15          7.950%              44,300
      Hauppauge                                      11/01/15          7.950%              16,700
      Lawrence Park                                  11/01/15          7.950%              31,400
      Wildwood                                       11/01/15          7.950%              27,600
      Wynnewood                                      11/01/15          7.950%              32,000
      Brick Plaza                                    11/01/15          7.415%              33,000
      Tysons Station                                 09/01/11          7.400%               6,838
      Escondido (Municipal bonds)                    10/01/16          3.150% (a)           9,400
      Mount Vernon                                   04/15/28          5.660% (b)          13,250
                                                                                   --------------
                                                                                   $      260,478
                                                                                   ==============
Notes payable
-------------
      Revolving credit facilities                    12/19/03    libor + .80%      $      149,000
      Term note with banks                           12/19/03           6.22% (c)         125,000
      Note issued in connection with
         renovation of Perring Plaza                 01/31/13          10.00%               2,233
      Other                                           various         various                  45
                                                                                   --------------
                                                                                   $      276,278
                                                                                   ==============
Unsecured Public Debt
---------------------
Convertible Subordinated Debentures
-----------------------------------
      5 1/4% Convertible subordinated debentures     10/28/03          5.250%      $       75,000
                                                                                   ==============

Notes and Debentures
--------------------
      6.74% Medium Term Notes      (d)               03/10/04          6.370%      $       39,500
      6.625% Notes (fixed)                           12/01/05          6.625%              40,000
      6.99% Medium Term Notes      (d)               03/10/06          6.894%              40,500
      6.125% Notes                 (e)               11/15/07          6.325%             150,000
      8.75% Notes                                    12/01/09          8.750%             175,000
      7.48% Debentures                               08/15/26          7.480%              50,000
      6.82% Medium Term Notes                        08/01/27          6.820%              40,000
                                                                                   --------------
                                                                                   $      535,000
                                                                                   ==============
                                                                                                              Weighted average
                                                                                                               interest rate

                                                  Total fixed rate debt            $      988,356      86.19%       7.09%
                                                  Total variable rate debt                158,400      13.81%       2.24%       (f)
                                                                                   --------------   --------        ----
                                                  Total debt                       $    1,146,756     100.00%       6.42%
                                                                                   ==============   ========        ====
Capital lease obligations
-------------------------

                                                       Various through 2077 (g)    $      104,333
                                                                                   --------------
                                   Total debt and capital lease obligations        $    1,251,089
                                                                                   ==============

(a) The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the three months ended March 31, 2003, was 3.15%
(b) The interest rate is fixed at 5.66% for the first ten years and then is reset to a market rate. The lender has the option to call the loan after year ten.
(c) LIBOR plus 95 basis points. The Trust purchased interest rate swaps or hedges on this note, thereby locking in the LIBOR interest rate of 5.27%.
(d) The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest rate on these notes.
(e) The Trust purchased an interest rate lock to hedge the planned note offering. The $1.5 million settlement of this hedge is being amortized into the November 2002 note offering thereby increasing the effective interest rate on these notes to 6.325%.
(f) Weighted average interest rate on variable rate debt as of March 31, 2003.
(g) Weighted average interest rate on capital lease obligations is 9.7% on a stated basis and 12.7% including performance based participation interest paid by the Trust.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2003

--------------------------------------------------------------------------------

DEBT MATURITIES

      (in thousands)
                                                                                                              Cumulative
                             Scheduled                                                  Percent of            Percent of
               Year       Amortization         Maturities                Total       Debt Expiring         Debt Expiring
---------------------------------------------------------------------------------------------------     -----------------
               2003           $    828        $   349,000 (1)      $   349,828 (1)           30.5%                 30.5%
               2004              3,068             39,500               42,568                3.7%                 34.2%
               2005              3,336             40,000               43,336                3.8%                 38.0%
               2006              3,700             40,500               44,200                3.9%                 41.9%
               2007              3,991            150,000              153,991               13.4%                 55.3%
               2008              4,241              9,541               13,782                1.2%                 56.5%
               2009              4,437            175,045              179,482               15.7%                 72.2%
               2010              4,789                  -                4,789                0.4%                 72.6%
               2011              4,670             37,236               41,906                3.6%                 76.2%
               2012              4,638                  -                4,638                0.4%                 76.6%
         Thereafter             23,029            245,207              268,236               23.4%                100.0%
                    -------------------------------------------------------------------------------

              Total           $ 60,727        $ 1,086,029          $ 1,146,756             100.00%
                    ===============================================================================

Note:
(1) Includes $149 million balance on revolving credit facility and $125 million balance on term loan.

Federal Realty Investment Trust
Summary of Current and Future Redevelopment Opportunities
March 31, 2003

--------------------------------------------------------------------------------

      Current Redevelopment Opportunities (1) ($ millions)

             Property                      Location                                    Opportunity
             --------                      --------                                    -----------
      Projects Anticipated to Stabilize in 2003 (4)

      Congressional Plaza              Rockville, MD           Addition of 146-unit apartment building and structured parking in existing parking field
      Bethesda Row                     Bethesda, MD            Grocery expansion, new pad site, GLA expansion and
                                                               re-tenanting (restaurant)
      Ellisburg Circle                 Cherry Hill, NJ         Re-tenanting (new grocer) and associated expansion
      Lawrence Park                    Broomall, PA            Grocer expansion, new pad site (drug store), common area
                                                               improvements
      Finley Square                    Downers Grove, IL       Re-tenanting (office supply)
      Governor Plaza                   Glen Burnie, MD         New pad sites (furniture and grocer)
      Dedham Plaza                     Dedham, MA              Tenant re-location (electronics), parking lot and common area improvements
      Quince Orchard                   Gaithersburg, MD        Pad site re-tenanting (drug store)

      Projects Anticipated to Stabilize in 2004 (4)

      Santana Row Phase II             San Jose, CA            Two new pad sites (Best Buy and The Container Store) and
                                                               additional parking
      Third Street Promenade           Santa Monica, CA        Retail redevelopment
      Andorra                          Philadelphia, PA        Expansion and re-tenanting (new health club)
      Brunswick Shopping Center        North Brunswick, NJ     Re-tenanting of vacant Ames (fitness center)
      Garden Market                    Western Springs, IL     Expansion, re-tenanting (new grocer) and new pad site
                                                               (existing drug store)
      Bristol Plaza                    Bristol, CT             Grocer relocation, canopy and facade renovation
      150 Post Street                  San Francisco, CA       Office space refurbishment and common area improvements
      Greenlawn Plaza                  Greenlawn, NY           New pad site (child care center)
      Bethesda Row                     Bethesda, MD            New pad site (fitness equipment)
      Willow Lawn                      Richmond, VA            Grocery expansion
      Hauppauge Shopping Center        Hauppauge, NY           Pad site re-tenanting (restaurant)
      Laurel                           Laurel, MD              Grocery expansion

      Potential Future Redevelopments Stabilizing After 2004 (5)

      Bala Cynwyd                      Bala Cynwyd, PA
      Bethesda Row - Future Phases     Bethesda, MD
      Fresh Meadows                    Queens, NY
      Houston Street                   San Antonio, TX
      Mount Vernon/South Valley        Alexandria, VA
      Rockville Town Square            Rockville, MD
      Rutgers Plaza                    Franklin, NJ
      Santana Row - Future Phases      San Jose, CA
      The Village at Shirlington       Arlington, VA

                                                                            Projected    Projected    Cost to       Anticipated
             Property                      Location                          ROI (2)      Cost (1)      Date     Stabilization (3)
             --------                      --------                          -------      --------      -----    -----------------
      Projects Anticipated to Stabilize in 2003 (4)

      Congressional Plaza              Rockville, MD                             10%       $ 12.4      $ 10.9           2003
      Bethesda Row                     Bethesda, MD                               8%       $  5.9      $  4.4           2003
      Ellisburg Circle                 Cherry Hill, NJ                           19%       $  2.3      $  1.3           2003
      Lawrence Park                    Broomall, PA                              19%       $  2.0      $  0.2           2003
      Finley Square                    Downers Grove, IL                         15%       $  1.2      $  0.0           2003
      Governor Plaza                   Glen Burnie, MD                           14%       $  1.1      $  0.7           2003
      Dedham Plaza                     Dedham, MA                                13%       $  1.1      $  1.1           2003
      Quince Orchard                   Gaithersburg, MD                          41%       $  0.4      $  0.4           2003
                                                                                ---        ------      ------

                Subtotal:  Projects Anticipated to Stabilize in 2003 (4)         12%       $ 26.4      $ 19.0
                                                                                ===        ======      ======

      Projects Anticipated to Stabilize in 2004 (4)

      Santana Row Phase II             San Jose, CA
                                                                                 16%       $ 27.0      $  1.2           2004
      Third Street Promenade           Santa Monica, CA                          10%       $ 10.1      $ 10.0           2004
      Andorra                          Philadelphia, PA                          15%       $  3.3      $  0.0           2004
      Brunswick Shopping Center        North Brunswick, NJ                       13%       $  2.8      $  0.0           2004
      Garden Market                    Western Springs, IL                       10%       $  2.5      $  2.2           2004
      Bristol Plaza                    Bristol, CT                               10%       $  1.9      $  0.0           2004
      150 Post Street                  San Francisco, CA                         12%       $  1.9      $  0.4           2004
      Greenlawn Plaza                  Greenlawn, NY                             12%       $  0.9      $  0.0           2004
      Bethesda Row                     Bethesda, MD                              16%       $  0.8      $  0.1           2004
      Willow Lawn                      Richmond, VA                               7%       $  0.5      $  0.0           2004
      Hauppauge Shopping Center        Hauppauge, NY                             14%       $  0.3      $  0.0           2004
      Laurel                           Laurel, MD                               136%       $  0.3      $  0.3           2004
                                                                                ---        ------      ------

                Subtotal:  Projects Anticipated to Stabilize in 2004 (4)         15%       $ 52.3      $ 14.2
                                                                                ===        ======      ======

      Total:  Projects Anticipated to Stabilize in 2003 and 2004 (4)             14%       $ 78.7      $ 33.2
                                                                                ===        ======      ======
      Potential Future Redevelopments Stabilizing After 2004 (5)

(1) These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected (ROI) Return on Investment or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2) Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent previously in place for the redevelopment space or space taken out of service as a result of the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3) The year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4) All subtotals and totals reflect projected cost weighted-average ROIs.
(5) These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust
Summary of Recent Redevelopments
March 31, 2003

--------------------------------------------------------------------------------

     Summary of Redevelopments Stabilized 1999 to 2002  ($ millions)

                   Property                      Location                                                  Opportunity
                   --------                      --------                                                  -----------
     Third Street Promenade                 Santa Monica, CA      Redevelopment and re-tenanting (includes Banana Republic, J. Crew and Rockport)
     Brick Plaza                            Brick, NJ             Grocery expansion, new pad sites, re-tenanting and common area improvements
     Gratiot Plaza                          Roseville, MI         New pad sites, re-tenanting and common area improvements
     Troy Hills                             Parsippany, NJ        Grocery expansion, re-tenanting and common area improvements
     Falls Plaza                            Falls Church, VA      Grocery expansion, common area improvements, new in-line space and pad site
     Langhorne Square                       Levittown, PA         New grocer in expanded leaseable area and new pad sites
     Fifth Avenue                           San Diego, CA         Redevelopment and re-tenanting (Urban Outfitters)

     Blue Star                              Watchung, NJ          New pad sites and common area improvements
     Fifth Avenue                           San Diego, CA         Redevelopment and re-tenanting

     Wynnewood                              Wynnewood, PA         Grocery expansion, re-tenanting and common area improvements
     Old Town Pasadena                      Pasadena, CA          Redevelopment and re-tenanting of two buildings
     Brunswick                              North Brunswick, NJ   Grocery expansion, re-tenanting, new pad site and renovation
     Federal Plaza                          Rockville, MD         New pad site

     Third Street Promenade                 Santa Monica, CA      Redevelopment and re-tenanting (Old Navy and others)
     Fifth Avenue                           San Diego, CA         Redevelopment and re-tenanting of retail and residential buildings
     Hermosa Avenue                         Hermosa Beach, CA     Redevelopment and re-tenanting of retail and office

                                                                                            Completed
                   Property                      Location               ROI (1)                Cost      Stabilized (2)
                   --------                      --------               -------                ----      --------------
     Third Street Promenade                 Santa Monica, CA                 13%              $ 23.9         1999
     Brick Plaza                            Brick, NJ                        11%              $ 20.8         1999
     Gratiot Plaza                          Roseville, MI                    14%              $ 12.4         1999
     Troy Hills                             Parsippany, NJ                   13%              $  8.9         1999
     Falls Plaza                            Falls Church, VA                 12%              $  6.0         1999
     Langhorne Square                       Levittown, PA                    12%              $  5.9         1999
     Fifth Avenue                           San Diego, CA                    12%              $  2.1         1999
                                                                             ---              ------

               Subtotal:  Projects Stabilized in 1999  (3)                   12%              $ 80.0
                                                                             ===              ======

     Blue Star                              Watchung, NJ                     12%              $  6.5         2000
     Fifth Avenue                           San Diego, CA                    11%              $  2.9         2000
                                                                             ---              ------

               Subtotal:  Projects Stabilized in 2000  (3)                   11%               $ 9.4
                                                                             ===              =====

     Wynnewood                              Wynnewood, PA                    17%              $ 14.1         2001
     Old Town Pasadena                      Pasadena, CA                     11%              $  8.8         2001
     Brunswick                              North Brunswick, NJ              11%              $  8.2         2001
     Federal Plaza                          Rockville, MD                    18%              $  0.7         2001
                                                                             ---              ------

               Subtotal:  Projects Stabilized in 2001  (3)                   14%              $ 31.8
                                                                             ===              ======

     Third Street Promenade                 Santa Monica, CA                 13%              $ 10.5         2002
     Fifth Avenue                           San Diego, CA                     5%              $  6.4         2002
     Hermosa Avenue                         Hermosa Beach, CA                12%              $  4.3         2002
                                                                             ---              ------

               Subtotal:  Projects Stabilized in 2002  (3)                   10%              $ 21.2
                                                                             ===              ======

               Total Projects Stabilized 1999 through 2002  (3)              12%              $142.4
                                                                             ===              ======

(1) (ROI) Return on Investment reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent previously in place for the redevelopment space or space taken out of service as a result of the redevelopment. ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(2) The year in which 95% occupancy of the redeveloped space has been achieved.
(3) All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Santana Row Summary
March 31, 2003

--------------------------------------------------------------------------------

Property Description:             A multi-phased, mixed-use development built on
                                  42 acres in San Jose, California, in the heart of the Silicon Valley. Phase I of the property consists of a 1,500 foot long "main street" and eight buildings comprising approximately
                                  444,000 square feet of retail, 255 residential units, and a 213-room boutique hotel. Phase II consists of two pad sites comprising approximately 84,000 square feet of retail space and 275 additional parking spaces. Phase
                                  II is 95% pre-leased to Best Buy and The
                                  Container Store.

Retail Summary (1)

                                 -------------------------------------------------------------------------------------------
                                          Total Retail Square Footage                          Occupied
                                          ---------------------------                          --------
  Building/Description               Stores     Square Feet     % Leased          Stores     Square Feet    % of Total
  --------------------               ------     -----------     --------          ------     -----------    ----------
  1 (Crate & Barrel)                         1        40,000         100.0%               1        40,000         100.0%
  3 (Primarily luxury)                      14        39,489          81.4%               9        28,818          73.0%
  4 (Primarily luxury)                      14        33,612         100.0%              13        29,787          88.6%
  5 (Hotel and lifestyle)                   14        56,579          69.0%               9        21,865          38.6%
  6 (Lifestyle)                              7        49,415          85.9%               6        42,444          85.9%
  7 (Lifestyle)                             35        87,386          89.8%               9        24,843          28.4%
  8 (Lifestyle)                             14        39,974         100.0%              13        39,174          98.0%
  13 (Restaurants & lifestyle)              12        95,669          26.4%               4        25,244          26.4%
  Kiosks and Carts                           5         1,570          69.2%               4         1,086          69.2%
                                  ------------  ------------  ------------     ------------  ------------  ------------
Total Phase I Retail                       116       443,694          74.8%              68       253,261          57.1%
Phase II Retail                              3        84,171          95.5%               -             -           0.0%
                                  ------------  ------------  ------------     ------------  ------------  ------------
Total Santana Row Retail                   119       527,865          78.1%              68       253,261          48.0%
                                  ============  ============  ============     ============  ============  ============
                                 -------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------
                                             Leased (Unoccupied)                           Available to Lease
                                             -------------------                           ------------------
  Building/Description               Stores     Square Feet    % of Total          Stores     Square Feet    % of Total
  --------------------               ------     -----------    ----------          ------     -----------    ----------
  1 (Crate & Barrel)                         -             -           0.0%                -             -           0.0%
  3 (Primarily luxury)                       2         3,336           8.4%                3         7,335          18.6%
  4 (Primarily luxury)                       1         3,825          11.4%                -             -           0.0%
  5 (Hotel and lifestyle)                    2        17,200          30.4%                3        17,514          31.0%
  6 (Lifestyle)                              -             -           0.0%                1         6,971          14.1%
  7 (Lifestyle)                             17        53,592          61.3%                9         8,951          10.2%
  8 (Lifestyle)                              1           800           2.0%                -             -           0.0%
  13 (Restaurants & lifestyle)               -             -           0.0%                8        70,425          73.6%
  Kiosks and Carts                           -             -           0.0%                1           484          30.8%
                                  ------------  ------------  ------------      ------------  ------------  ------------
Total Phase I Retail                        23        78,753          17.7%               25       111,680          25.2%
Phase II Retail                              2        80,371          95.5%                1         3,800           4.5%
                                  ------------  ------------  ------------      ------------  ------------  ------------
Total Santana Row Retail                    25       159,124          30.1%               26       115,480          21.9%
                                  ============  ============  ============      ============  ============  ============
                                 -------------------------------------------------------------------------------------------

Residential Summary (1)

                                 -------------------------------------------------------------------------------------------
                                           Total Residential Units                             Occupied
                                           -----------------------                             --------
    Building                        Rent (2)        Units       % Leased         Rent (3)        Units      % of Total
    --------                        --------        -----       --------         --------        -----      ----------
    3 (Lofts)                     $       2.02            98          80.6%    $       1.93            73          74.5%
    4 (Lofts)                     $       2.35           100          86.0%    $       2.22            85          85.0%
(5) 6 (Villas)                    $       2.47            21          19.0%    $       2.42             3          14.3%
(5) 8 (Townhouses)                $       2.20            36          38.9%    $       2.25             8          22.2%
                                  ------------  ------------  ------------     ------------  ------------  ------------
Total Phase I Residential         $       2.22           255          71.8%    $       2.09           169          66.3%
                                  ============  ============  ============     ============  ============  ============
                                 -------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------
                                            Leased (Unoccupied)                            Available to Lease
                                            -------------------                            ------------------
    Building                        Rent (3)       Units       % of Total         Rent (4)       Units       % of Total
    --------                        --------       -----       ----------         --------       -----       ----------
    3 (Lofts)                     $       1.90             6           6.1%     $       1.97            19          19.4%
    4 (Lofts)                     $       2.05             1           1.0%     $       2.05            14          14.0%
(5) 6 (Villas)                    $       2.49             1           4.8%     $       2.41            17          81.0%
(5) 8 (Townhouses)                $       2.16             6          16.7%     $       2.23            22          61.1%
                                  ------------  ------------  ------------      ------------  ------------  ------------
Total Phase I Residential         $       2.09            14           5.5%     $       2.22            72          28.2%
                                  ============  ============  ============      ============  ============  ============
                                 -------------------------------------------------------------------------------------------

Hotel Summary

    A 213 room boutique hotel owned and operated by the Valencia Group. Opening is currently scheduled for second quarter 2003.

Financial Summary (as of March 31, 2003):

                                                               Anticipated
     All amounts $ million         Projected      Cost to      Stabilized
                                      Cost        Date (6)        Yield        Stabilized
                                    --------      --------        -----        ----------
  (5)Santana Row Phase I          $        445  $        418             5%             2004
     Santana Row Phase II         $         27  $          1            16%             2004

Notes:
(1)  Retail and residential leasing summaries are as of May 5, 2003.
(2)  Budgeted rents to meet Phase I stabilized yield target.
(3) Gross rents, though market conditions have dictated concessions of up to one month on a 12 month lease.
(4)  Gross market rents.
(5) Phase I includes the cost of all land and substantial infrastructure for future phases, net of anticipated insurance proceeds.
(6) Phase I Cost to Date includes costs associated with the Building 7 fire and clean-up, net of $57.4 million of insurance reimbursements received through April 23, 2003.

Federal Realty Investment Trust
Acquisitions and Dispositions - Year to Date
March 31, 2003

--------------------------------------------------------------------------------

Acquisitions

Date              Property                        City / State       GLA         Acquisition price   Anchor tenant
----------------------------------------------------------------------------------------------------------------------------
                                                                                  (in thousands)
March 21, 2003    South Valley Shopping Center    Alexandria, VA     214,000              $13,700  Home Depot, TJ Maxx

March 31, 2003    Mount Vernon Plaza              Alexandria, VA     257,000               17,500  Shoppers Food Warehouse
                                                                     -------              -------

                                                                     471,000              $31,200
                                                                     =======              =======

Dispositions

None

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2003

-------------------------------------------------------------------------------

                                                                                         Year              Total       Ownership
Property Name                     Type(1)    MSA Description                         Acquired         Investment      Percentage
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                (in thousands)
Mid-Atlantic Region
-------------------

  Washington Metropolitan Area
------------------------------
Bethesda Row                      SR         Washington, DC-MD-VA-WV                  1993-98             79,068             (4)

Congressional Plaza               SC         Washington, DC-MD-VA-WV                     1965             63,973           55.8%

Courthouse Center                 SC         Washington, DC-MD-VA-WV                     1997              4,250             (5)
Falls Plaza                       SC         Washington, DC-MD-VA-WV                     1967              8,145          100.0%
Falls Plaza-East                  SC         Washington, DC-MD-VA-WV                     1972              3,351          100.0%
Federal Plaza                     SC         Washington, DC-MD-VA-WV                     1989             61,773          100.0%
Friendship Center                 SR         Washington, DC-MD-VA-WV                     2001             33,405          100.0%

Gaithersburg Square               SC         Washington, DC-MD-VA-WV                     1993             23,703          100.0%

Idylwood Plaza                    SC         Washington, DC-MD-VA-WV                     1994             14,809          100.0%
Laurel                            SC         Washington, DC-MD-VA-WV                     1986             45,620           99.9%
Leesburg Plaza                    SC         Washington, DC-MD-VA-WV                     1998             20,346             (5)
Loehmann's Plaza                  SC         Washington, DC-MD-VA-WV                     1983             25,156             (5)

Magruder's Center                 SC         Washington, DC-MD-VA-WV                     1997             10,465             (5)
Mid-Pike Plaza                    SC         Washington, DC-MD-VA-WV                     1982             16,995             (6)

Mount Vernon                      SC         Washington, DC-MD-VA-WV                     2003             18,454             (5)
Old Keene Mill                    SC         Washington, DC-MD-VA-WV                     1976              5,044          100.0%
Pan Am                            SC         Washington, DC-MD-VA-WV                     1993             24,888          100.0%
Pentagon Row                      SR         Washington, DC-MD-VA-WV                     1999             86,449          100.0%

Pike 7                            SC         Washington, DC-MD-VA-WV                     1997             33,370          100.0%
Quince Orchard                    SC         Washington, DC-MD-VA-WV                     1993             18,978          100.0%
Rollingwood Apartments            SR         Washington, DC-MD-VA-WV                     1971              6,683          100.0%
Sam's Park & Shop                 SR         Washington, DC-MD-VA-WV                     1995             11,783          100.0%
South Valley                      SC         Washington, DC-MD-VA-WV                     2003             13,895             (5)
Tower                             SC         Washington, DC-MD-VA-WV                     1998             18,109          100.0%

Tyson's Station                   SC         Washington, DC-MD-VA-WV                     1978              3,335          100.0%
Village of Shirlington            SR         Washington, DC-MD-VA-WV                     1995             32,500          100.0%
Wildwood                          SC         Washington, DC-MD-VA-WV                     1969             16,123          100.0%
                                                                                                          ------
                                                                                                         700,670

  Mid-Atlantic Region - Other
-----------------------------
Governor Plaza                    SC         Baltimore, MD                               1985             17,897           99.9%

Perring  Plaza                    SC         Baltimore, MD                               1985             23,978           99.9%

Barracks Road                     SC         Charlottesville, VA                         1985             39,491          100.0%

Winter Park                       SR         Orlando, FL                                 1996              6,875          100.0%
Eastgate                          SC         Raleigh-Durham-Chapel Hill, NC              1986             15,087          100.0%
Shops at Willow Lawn              SC         Richmond-Petersburg, VA                     1983             62,378           99.9%
                                                                                                          ------
                                                                                                         165,706

                                             Total Mid-Atlantic Region                                   866,376
Northeast Region
----------------

  Philadelphia Metropolitan Area
--------------------------------
Andorra                           SC         Philadelphia, PA-NJ                         1988             19,062           99.9%
Bala Cynwyd                       SC         Philadelphia, PA-NJ                         1993             23,905          100.0%
Ellisburg Circle                  SC         Philadelphia, PA-NJ                         1992             27,024          100.0%
Feasterville                      SC         Philadelphia, PA-NJ                         1980             11,623          100.0%
Flourtown                         SC         Philadelphia, PA-NJ                         1980              8,724          100.0%
Langhorne Square                  SC         Philadelphia, PA-NJ                         1985             17,556          100.0%
Lawrence Park                     SC         Philadelphia, PA-NJ                         1980             23,730          100.0%

Northeast                         SC         Philadelphia, PA-NJ                         1983             21,509          100.0%

Willow Grove                      SC         Philadelphia, PA-NJ                         1984             25,917          100.0%

Wynnewood                         SC         Philadelphia, PA-NJ                         1996             35,134          100.0%
                                                                                                          ------
                                                                                                         214,184

  New York / New Jersey
-----------------------
Allwood                           SC         Bergen-Passaic, NJ                          1988              4,265             (6)
Clifton                           SC         Bergen-Passaic, NJ                          1988              4,947             (6)
Blue Star                         SC         Middlesex-Somerset-Hunterdon, NJ            1988             39,184             (6)

Brunswick                         SC         Middlesex-Somerset-Hunterdon, NJ            1988             21,085             (6)
Rutgers                           SC         Middlesex-Somerset-Hunterdon, NJ            1988             15,919             (6)
Brick Plaza                       SC         Monmouth-Ocean, NJ                          1989             53,753          100.0%

Greenlawn Plaza                   SC         Nassau-Suffolk, NY                          2000             10,613          100.0%
Hauppauge                         SC         Nassau-Suffolk, NY                          1998             26,225          100.0%
Huntington                        SC         Nassau-Suffolk, NY                          1988             22,403             (6)

                                                          Mortage or   Grocery
                                                       Capital Lease   Anchor
Property Name                         GLA (2) % Leased    Obligation   GLA (3)  Grocery Anchor (3)         Other Principal Tenants
------------------------------------------------------------------------------------------------------------------------------------
                                                         (in thousands)
Mid-Atlantic Region
-------------------

  Washington Metropolitan Area
------------------------------
Bethesda Row                         433,000       96%        12,576    40,000  Giant Food                 Barnes & Noble/Landmark
                                                                                                           Theater
Congressional Plaza                  339,000       95%                  28,258  Whole Foods                Buy Buy Baby/Container
                                                                                                           Store/Tower
Courthouse Center                     38,000       94%
Falls Plaza                           73,000      100%                  51,385  Giant Food
Falls Plaza-East                      71,000      100%                                                     CVS/Staples
Federal Plaza                        246,000       98%        35,831                                       TJ Maxx/CompUSA/Ross
Friendship Center                    119,000      100%                                                     Borders/Linens 'n
                                                                                                           Things/Maggiano's
Gaithersburg Square                  219,000       94%                                                     Bed, Bath &
                                                                                                           Beyond/Borders/Ross
Idylwood Plaza                        73,000      100%                  29,556  Whole Foods
Laurel                               384,000       97%                  39,500  Giant Food                 Marshalls/Toys R Us
Leesburg Plaza                       247,000      100%         9,900    55,330  Giant Food                 Kmart/Peebles
Loehmann's Plaza                     242,000      100%                                                     Bally's/Linens 'n
                                                                                                           Things/Loehmann's
Magruder's Center                    109,000      100%                  30,750  Magruders                  Tuesday Morning
Mid-Pike Plaza                       304,000      100%        10,041                                       Linens 'n Things/Toys R
                                                                                                           Us/Bally's/AC Moore
Mount Vernon                         257,000       67%        13,250    53,692  Shoppers Food Warehouse
Old Keene Mill                        92,000      100%                  24,060  Whole Foods
Pan Am                               218,000       99%                  32,725  Safeway                    Micro Center/Michaels
Pentagon Row                         296,000       99%                  44,623  Harris Teeter              Bally's/Bed, Bath &
                                                                                                           Beyond/DSW/Cost Plus
Pike 7                               164,000      100%                                                     Staples/TJ Maxx/Tower
Quince Orchard                       245,000       91%                  23,640  Magruders                  Circuit City/Staples
Rollingwood Apartments                   N/A       99%
Sam's Park & Shop                     50,000      100%                                                     Petco
South Valley                         214,000       83%                                                     HomeDepot/TJ Maxx
Tower                                109,000       89%                                                     Virginia Fine Wine /
                                                                                                           Talbot
Tyson's Station                       50,000      100%         6,838                                       Trader Joes
Village of Shirlington               204,000       90%                                                     Cineplex Odeon
Wildwood                              84,000       99%        27,600    20,000  Sutton Place Gourmet       CVS
                                      ------       --
                                   4,880,000       95%

  Mid-Atlantic Region - Other
-----------------------------
Governor Plaza                       252,000      100%                                                     Bally's/Comp USA/Syms
                                                                                                           /Office Depot
Perring  Plaza                       412,000       88%                  57,706  Metro Foods                Home Depot/Burlington
                                                                                                           Coat Factory
Barracks Road                        483,000       99%        44,300    91,032  Harris Teeter / Kroger     Bed, Bath & Beyond/
                                                                                                           Barnes & Noble/Old Navy
Winter Park                           29,000      100%
Eastgate                             159,000       93%                  22,938  Southern Season    (7)
Shops at Willow Lawn                 503,000       88%                  44,607  Kroger                     Dillard's/Old Navy/
                                     -------       --                                                      Tower Records
                                   1,838,000       93%

                                   6,718,000       94%

Northeast Region
----------------

  Philadelphia Metropolitan Area
--------------------------------
Andorra                              259,000       88%                  23,542  Acme Markets               Kohl's
Bala Cynwyd                          281,000      100%                  45,000  Acme Markets               Lord & Taylor
Ellisburg Circle                     255,000      100%                  47,600  Genuardi's                 Bed, Bath & Beyond/Ross
Feasterville                         116,000       96%                  52,694  Genuardi's                 OfficeMax
Flourtown                            191,000      100%                  41,511  Genuardi's                 Kmart
Langhorne Square                     216,000       93%                  55,000  Redner's Warehouse Mkts.   Marshalls/Drug Emporium
Lawrence Park                        333,000      100%        31,400    38,481  Acme Markets               CHI/TJ Maxx/Today's
                                                                                                           Man
Northeast                            292,000       98%                                                     Burlington Coat/
                                                                                                           Marshalls/Tower Records
Willow Grove                         215,000      100%                                                     Barnes & Noble/
                                                                                                           Marshalls/Toys R Us
Wynnewood                            256,000       99%        32,000    98,000  Genuardi's                 Bed, Bath & Beyond/
                                     -------       --                                                      Borders/Old Navy
                                   2,414,000       98%

  New York / New Jersey
-----------------------
Allwood                               52,000      100%         3,510    25,025  Stop & Shop                Mandee Shop
Clifton                               80,000       93%         3,264    26,500  Acme Markets               Drug Fair/Dollar Express
Blue Star                            407,000       96%        26,791    43,365  Shop Rite                  Kohl's/Michaels/Toys R Us
                                                                                                           /Marshalls
Brunswick                            318,000       89%        11,153    55,345  A&P                        Just Living Rooms
Rutgers                              217,000      100%        12,919    44,456  Edwards Super Food         Kmart
Brick Plaza                          409,000      100%        33,000    66,110  A&P                        Loews Theatre/ Barnes &
                                                                                                           Noble/Sports Authority
Greenlawn Plaza                       92,000       99%                  45,958  Waldbaum's
Hauppauge                            131,000      100%        16,700    60,791  Shop Rite
Huntington                           279,000       90%        14,333                                       Buy Buy Baby/Toys R Us/
                                                                                                           Bed,Bath & Beyond

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2003

--------------------------------------------------------------------------------

                                                                                                  Year        Total   Ownership
Property Name                     Type(1)    MSA Description                                  Acquired   Investment  Percentage
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        (in thousands)
Forest Hills                      SR         New York, NY                                         1997       23,965      100.0%
Fresh Meadows                     SC         New York, NY                                         1997       64,473      100.0%
Troy                              SC         Newark, NJ                                           1980       20,496      100.0%
Hamilton                          SC         Trenton, NJ                                          1988        7,790         (6)
                                                                                                              -----
                                                                                                            315,118

  New England
  -----------
Coolidge Corner                   SR         Boston-Worcester-Lawrence-Lowell-Brockton, MA        1995        4,022      100.0%
Dedham Plaza                      SC         Boston-Worcester-Lawrence-Lowell-Brockton, MA        1993       29,290      100.0%
Queen Anne Plaza                  SC         Boston-Worcester-Lawrence-Lowell-Brockton, MA        1994       14,687      100.0%
Saugus Plaza                      SC         Boston-Worcester-Lawrence-Lowell-Brockton, MA        1996       13,070      100.0%
Bristol Plaza                     SC         Hartford, CT                                         1995       21,857      100.0%
West Hartford                     SR         Hartford, CT                                    1994-1996       16,178      100.0%
Greenwich Avenue                  SR         New Haven-Bridgeport-Stamford-Waterbury         1994-1996       19,386      100.0%
                                                                                                             ------
                                                                                                            118,490

  Chicago
  -------
Crossroads                        SC         Chicago, IL                                          1993       21,730      100.0%
Finley Square                     SC         Chicago, IL                                          1995       26,344      100.0%
Garden Market                     SC         Chicago, IL                                          1994       10,634      100.0%
North Lake Commons                SC         Chicago, IL                                          1998       12,958      100.0%
Evanston                          SR         Chicago, IL                                          1995        4,277      100.0%
                                                                                                              -----
                                                                                                             75,943

  Northeast Region - Other
  ------------------------
Gratiot Plaza                     SC         Detroit, MI                                          1973       16,647      100.0%
Lancaster                         SC         Lancaster, PA                                        1980        9,808         (6)
                                                                                                              -----
                                                                                                             26,455

                                             Total Northeast Region                                         750,190

West Region
-----------

  California
  ----------
Colorado Blvd                     SR         Los Angeles-Long Beach, CA                      1996-1998       14,717         (8)
Hermosa Ave                       SR         Los Angeles-Long Beach, CA                           1997        4,591       90.0%
Hollywood Blvd                    SR         Los Angeles-Long Beach, CA                           1999       25,963       90.0%
Third St Promenade                SR         Los Angeles-Long Beach, CA                      1996-2000       71,592         (9)
Escondido                         SC         San Diego, CA                                        1996       24,649       70.0%
Fifth Ave                         SR         San Diego, CA                                   1996-1997       12,091        (10)
150 Post Street                   SR         San Francisco, CA                                    1997       28,309      100.0%
Kings Court                       SC         San Jose, CA                                         1998       10,921         (5)
Old Town                          SR         San Jose, CA                                         1997       32,634      100.0%
Santana Row                       SR         San Jose, CA                                         1997      475,338      100.0%
                                                                                                            -------
                                                                                                            700,805

  West Region - Other
  -------------------
Mill Avenue                       SR         Phoenix-Mesa, AZ                                     1998       11,036        (11)
Houston St                        SR         San Antonio, TX                                      1998       55,800      100.0%
Tanasbourne                       SR         Portland, OR                                         2000        7,502      100.0%
                                                                                                              -----
                                                                                                             74,338

                                             Total West Region                                              775,143
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                     2,391,709

                                                    Mortage or  Grocery
                                                 Capital Lease  Anchor
Property Name                   GLA (2) % Leased    Obligation  GLA (3) Grocery Anchor (3)   Other Principal Tenants
------------------------------------------------------------------------------------------------------------------------------------
                                                   (in thousands)
Forest Hills                    86,000      100%                                             Midway Theatre / Duane Reade / Gap
Fresh Meadows                  408,000       94%                                             Value City / Kmart / Cineplex Odeon
Troy                           202,000      100%                64,209  Pathmark             A.C.Moore / Comp USA / Toys R Us
Hamilton                       190,000      100%         4,839  53,220  Shop Rite            A.C.Moore / Stevens Furniture
                               -------      ---
                             2,871,000       96%

  New England
  -----------
Coolidge Corner                 13,000      100%
Dedham Plaza                   245,000       97%                                             Pier One
Queen Anne Plaza               149,000      100%                50,284  Victory Supermarket  TJ Maxx
Saugus Plaza                   171,000      100%                54,530  Super Stop & Shop    Kmart
Bristol Plaza                  296,000       92%                56,634  Super Stop & Shop    TJ Maxx
West Hartford                  125,000       80%
Greenwich Avenue                57,000       99%                                             Saks Fifth Avenue
                                ------       --
                             1,056,000       95%

  Chicago
  -------
Crossroads                     173,000       99%                                             Comp USA/Golfsmith/Guitar Center
Finley Square                  313,000       98%                                             Bed,Bath & Beyond/Sports Authority
Garden Market                  142,000       96%                62,937  Dominick's           Walgreens
North Lake Commons             129,000       91%                77,303  Dominick's
Evanston                        19,000      100%                                             Gap
                                ------      ---
                               776,000       97%

  Northeast Region - Other
  ------------------------
Gratiot Plaza                  218,000      100%                68,802  Farmer Jack's        Bed, Bath & Beyond/Best Buy
Lancaster                      107,000       95%         4,907  39,404  Giant Food           A.C.Moore
                               -------      ---
                               325,000       99%

                             7,442,000       97%

West Region
-----------

  California
  ----------
Colorado Blvd                   69,000       97%                                             Pottery Barn/Banana Republic
Hermosa Ave                     23,000      100%
Hollywood Blvd                 148,000       78%                                             General Cinema/Hollywood Ent. Museum
Third St Promenade             210,000       94%                                             J. Crew/Banana Republic/Old Navy
Escondido                      222,000       92%         9,400                               Cost Plus/TJ Maxx /Toys R Us
Fifth Ave                       51,000       99%                                             Urban Outfitters
150 Post Street                103,000       72%                                             Brooks Brothers/Williams Sonoma
Kings Court                     79,000       98%        24,860       Lunardi's Super Market  Longs Drug Store
Old Town                        97,000       95%                                             Borders/Gap Kids/Banana Republic
Santana Row                    444,000       72%                                             Crate & Barrel/Borders
                               -------      ---
                             1,446,000       84%

  West Region - Other
  -------------------
Mill Avenue                     39,000      100%                                             Gordon Biersch
Houston St                      53,000       37%           259
Tanasbourne                        N/A       N/A
                                ------      ----
                                92,000       64%

                             1,538,000       83%

------------------------------------------------------------------------------------------------------------------------------------
Total                       15,698,000       94%       364,811

Notes:
(1)  SR - Street Retail; SC - Shopping Center
(2) Excludes redevelopment square footage not yet in service, Santana Row residential, Phase II and other future phases of Santana Row and Rollingwood Apartments.
(3) Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)  Portion of property subject to capital lease obligation.
(5) Property purchased through "downreit" partnership, of which the Trust is the sole general partner, in exchange for operating partnership units.
(6)  Property subject to capital lease obligation.
(7) There is a second grocery anchor in the center; Food Lion has vacated, but is currently paying rent.
(8)  Consists of two properties, one at 100% and one at 90%.
(9)  Consists of nine properties, seven at 100% and two at 90%.
(10) Consists of four properties, three at 100% and one at 90%.
(11) Consists of two properties, one at 100% and one at 85%.

Federal Realty Investment Trust
Shopping Center / Street Retail Summary
March 31, 2003

--------------------------------------------------------------------------------

Shopping Center Summary
(in thousands, except square footage data)

                                                                    For the three months ended March 31,
                                                                          2003                  2002
                                                          ----------------------------------------------
Real Estate Assets, at cost                                        $ 1,327,543           $ 1,260,280

  Rental Income                                                    $    57,765           $    52,618
  Other Property Income                                                  2,376                 2,162
  Interest Income                                                          234                   583
                                                          ----------------------------------------------

Total Revenues                                                          60,375                55,363

  Rental Expense                                                        12,998                 9,820
  Real Estate Tax Expense                                                6,015                 6,008
                                                          ----------------------------------------------

Total Property Operating Expenses                                       19,013                15,828
                                                          ----------------------------------------------

Property Operating Income (1)                                      $    41,362           $    39,535
                                                          ==============================================

Square Feet (2)                                                     13,030,000            12,545,000

                                                                              For the year ended December 31,
                                                                          2002                  2001                   2000
                                                          -----------------------------------------------------------------
Real Estate Assets, at cost                                        $ 1,287,887           $ 1,256,778            $ 1,248,770

  Rental Income                                                    $   219,057           $   211,664            $   205,456
  Other Property Income                                                  8,498                 8,989                  7,483
  Interest Income                                                        1,906                 3,175                  3,067
                                                          -----------------------------------------------------------------

Total Revenues                                                         229,461               223,828                216,006

  Rental Expense                                                        41,066                40,541                 40,599
  Real Estate Tax Expense                                               23,976                22,577                 21,515
                                                          -----------------------------------------------------------------

Total Property Operating Expenses                                       65,042                63,118                 62,114
                                                          -----------------------------------------------------------------

Property Operating Income (1)                                      $   164,419           $   160,710            $   153,892
                                                          =================================================================

Square Feet (2)                                                     12,555,000            12,547,000             12,700,000



Street Retail Summary
(in thousands, except square footage data)

                                                                  For the three months ended March 31,
                                                                          2003                  2002
                                                          --------------------------------------------
Real Estate Assets, at cost (3)                                    $ 1,064,166           $   884,766

  Rental Income                                                    $    22,231           $    17,881
  Other Property Income                                                  1,719                 1,314
  Interest Income                                                          981                   678
                                                          ------------------------------------------

Total Revenues                                                          24,931                19,873

  Rental Expense                                                         8,702                 5,551
  Real Estate Tax Expense                                                1,843                 1,732
                                                          ------------------------------------------

Total Property Operating Expenses                                       10,545                 7,283
                                                          ------------------------------------------

Property Operating Income (1) (4)                                  $    14,386           $    12,590
                                                          ==========================================

Square Feet (2)                                                        2,668,000           2,145,000

                                                                              For the year ended December 31,
                                                                          2002                  2001                   2000
                                                          -----------------------------------------------------------------
Real Estate Assets, at cost (3)                                    $ 1,018,939           $   847,526            $   606,143

  Rental Income                                                    $    79,028           $    62,903            $    50,178
  Other Property Income                                                  7,095                 4,964                  3,540
  Interest Income                                                        3,250                 3,415                  4,465
                                                          -----------------------------------------------------------------

Total Revenues                                                          89,373                71,282                 58,183

  Rental Expense                                                        32,525                22,174                 15,032
  Real Estate Tax Expense                                                7,210                 5,771                  4,696
                                                          -----------------------------------------------------------------

Total Property Operating Expenses                                       39,735                27,945                 19,728
                                                          -----------------------------------------------------------------

Property Operating Income (1) (4)                                  $    49,638           $    43,337            $    38,455
                                                          =================================================================

Square Feet (2)                                                      2,690,000             2,232,000              1,876,000



Notes:
(1)   All components of property operating income for the periods ended
      March 31, 2002, December 31, 2001 and December 31, 2000 have been restated for 2002 discontinued asset sales.
(2) Excludes redevelopment square footage not yet in service. Street Retail includes 444,000 square feet of Santana Row Phase I only. It does not include Phase II or any future phases of Santana Row or residential square footage at Santana Row or Rollingwood Apartments.
(3) Street Retail includes stabilized assets and assets which are in various stages of development and redevelopment. At March 31, 2003, real estate assets include $475 million related to the Santana Row development.
(4) Property operating income is reduced by start-up expenses for Street Retail's development projects.

Federal Realty Investment Trust
Retail Leasing Summary (1) - Comparable Basis (cash, non-straight-lined basis) March 31, 2003

--------------------------------------------------------------------------------

New Lease Summary - Comparable (2)

                                      Number of           % of Total                        New Rent (3)       Old Rent (4)
                 Quarter          Leases Signed        Leases Signed       GLA Signed        Per Sq. Ft.        Per Sq. Ft.
                 -------          -------------        -------------       ----------       ------------       ------------
        1st Quarter 2003                     25                   38%         166,415            $ 16.11            $ 12.30
        4th Quarter 2002                     20                   29%          84,857            $ 16.80            $ 14.20
        3rd Quarter 2002                     38                   41%         158,079            $ 22.23            $ 16.99
        2nd Quarter 2002                     34                   36%         207,888            $ 18.88            $ 15.69
                                            ---                  ---         --------           --------           --------
       Total - 12 months                    117                   36%         617,239            $ 18.71            $ 14.90
                                            ===                  ===         ========           ========           ========

                                                                  Straight-lined
                                                    Cash Basis            Basis
                                                                                                                              Tenant
                                        Annual      % Increase        % Increase   Weighted Average           Tenant    Improvements
            Quarter          Increase in Rent    Over Old Rent     Over Old Rent      Lease Term (5)    Improvements     Per Sq. Ft.
            -------          -----------------   -------------     -------------      --------------    ------------    ------------
   1st Quarter 2003                $   634,063             31%               41%               10.6      $ 3,245,153        $ 19.50
   4th Quarter 2002                $   220,227             18%                                 10.7      $   485,714        $  5.72
   3rd Quarter 2002                $   827,936             31%               41%               10.3      $ 3,038,504        $ 19.22
   2nd Quarter 2002                $   664,412             20%                                 10.5      $ 2,703,314        $ 13.00
                                  ------------             ---                                 ----     ------------        -------
  Total - 12 months                $ 2,346,637             26%                                 10.5      $ 9,472,685        $ 15.35
                                  ============             ===                                 ====     ============        =======

Renewal Lease Summary - Comparable (2)(6)

                                         Number of           % of Total                        New Rent (3)       Old Rent (4)
                 Quarter           Renewals Signed        Leases Signed       GLA Signed        Per Sq. Ft.        Per Sq. Ft.
                 -------           ---------------        -------------      -----------       ------------       ------------
        1st Quarter 2003                        41                  62%          207,725            $ 16.54            $ 15.14
        4th Quarter 2002                        50                  71%          183,151            $ 22.83            $ 20.76
        3rd Quarter 2002                        54                  59%          219,027            $ 16.76            $ 15.16
        2nd Quarter 2002                        61                  64%          207,779            $ 18.16            $ 17.34
                                               ---                  ---         --------           --------           --------
       Total - 12 months                       206                  64%          817,682            $ 18.42            $ 16.96
                                              ====                  ===         ========           ========           ========

                                                                  Straight-lined
                                                    Cash Basis             Basis
                                                                                                                              Tenant
                                        Annual      % Increase        % Increase   Weighted Average           Tenant    Improvements
                 Quarter     Increase in Rent    Over Old Rent     Over Old Rent      Lease Term (5)    Improvements     Per Sq. Ft.
                 -------     -----------------   -------------     -------------      --------------    ------------     -----------
        1st Quarter 2003        $   291,261              9%               24%                  0.0       $   315,041         $ 1.52
        4th Quarter 2002        $   378,702             10%                                    6.2       $   564,416         $ 3.08
        3rd Quarter 2002        $   350,554             11%               59%                  5.0       $    75,680         $ 0.35
        2nd Quarter 2002        $   170,240              5%                                    5.7       $   150,620         $ 0.72
                                -----------             --                                     ---       -----------         ------
       Total - 12 months        $ 1,190,757              9%                                    4.4       $ 1,105,757         $ 1.35
                                ===========             ==                                     ===       ===========         ======

Total Lease Summary - Comparable (2)

                                 Number of  Leases           % of Total                         New Rent (3)       Old Rent (4)
                 Quarter         & Renewals Signed        Leases Signed      GLA Signed         Per Sq. Ft.        Per Sq. Ft.
                 -------         -----------------        -------------      -----------       ------------       ------------
        1st Quarter 2003                       66                 100%          374,140            $ 16.35            $ 13.88
        4th Quarter 2002                       70                 100%          268,008            $ 20.92            $ 18.69
        3rd Quarter 2002                       92                 100%          377,106            $ 19.05            $ 15.93
        2nd Quarter 2002                       95                 100%          415,667            $ 18.52            $ 16.51
                                              ---                 ----       ----------           --------           --------
       Total - 12 months                      323                 100%        1,434,921            $ 18.54            $ 16.08
                                              ===                 ====       ==========           ========           ========
                                                                  Straight-lined
                                                    Cash Basis             Basis
                                                                                                                              Tenant
                                        Annual      % Increase        % Increase   Weighted Average           Tenant    Improvements
                 Quarter     Increase in Rent    Over Old Rent     Over Old Rent      Lease Term (5)    Improvements     Per Sq. Ft.
                 -------     -----------------   -------------     -------------      --------------    ------------     -----------
        1st Quarter 2003         $   925,325             18%               31%               4.7        $ 3,560,194         $ 9.52
        4th Quarter 2002         $   598,929             12%                                 7.4        $ 1,050,130         $ 3.92
        3rd Quarter 2002         $ 1,178,490             20%               31%               7.6        $ 3,114,184         $ 8.26
        2nd Quarter 2002         $   834,652             12%                                 8.1        $ 2,853,934         $ 6.87
                                 -----------             ---                                 ---        -----------         ------
       Total - 12 months         $ 3,537,395             15%                                 7.0        $ 9,456,499         $ 6.59
                                 ===========             ===                                 ===        ===========         ======

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) New Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4) Old Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)  Weighted average is determined on the basis of square footage.
(6) Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust
Retail Leasing Summary (1) - Non-Comparable Basis (cash, non-straight-lined basis)
March 31, 2003

--------------------------------------------------------------------------------

New Lease Summary - Non-Comparable (2)

                                          Number of          % of Total                         New Rent (3)    Weighted Average
                  Quarter             Leases Signed       Leases Signed       GLA Signed         Per Sq. Ft.      Lease Term (4)
                  -------             -------------       -------------      -----------        ------------      --------------
         1st Quarter 2003                        10                 91%          150,407             $ 34.48                10.4
         4th Quarter 2002                        21                100%           44,874             $ 29.89                 7.9
         3rd Quarter 2002                        24                 96%           96,327             $ 31.55                11.3
         2nd Quarter 2002                        17                100%           27,236             $ 48.03                 9.8
                                                 --                 ---         --------            --------                ----
        Total - 12 months                        72                 97%          318,844             $ 34.10                10.2
                                                 ==                 ===         ========            ========                ====

                                            Tenant         Improvements
                  Quarter             Improvements          Per Sq. Ft.
                  -------             -------------        -----------
         1st Quarter 2003               $   436,775         $      2.90
         4th Quarter 2002               $   225,118         $      5.02
         3rd Quarter 2002               $   653,631         $      6.79
         2nd Quarter 2002               $         -         $         -
                                        -----------         -----------
        Total - 12 months               $ 1,315,525         $      4.13
                                        ===========         ===========

Renewal Lease Summary - Non-Comparable (2)(5)

                                          Number of          % of Total                         New Rent (3)    Weighted Average
                  Quarter           Renewals Signed       Leases Signed       GLA Signed         Per Sq. Ft.      Lease Term (4)
                  -------           ---------------       -------------      -----------        ------------      --------------
         4th Quarter 2002                         1                  9%            7,473             $ 11.58                10.0
         3rd Quarter 2002                         0                  0%                -             $     -                 0.0
         2nd Quarter 2002                         1                  4%            8,669             $     -                 0.0
         1st Quarter 2002                         0                  0%                -             $     -                 0.0
                                                  -                  --         --------             -------                ----
        Total - 12 months                         2                  3%           16,142              $ 5.36                10.0
                                                  =                  ==         ========             =======                ====

                                                                 Tenant
                                             Tenant        Improvements
                  Quarter              Improvements         Per Sq. Ft.
                  -------              ------------        -----------
         4th Quarter 2002               $         -         $         -
         3rd Quarter 2002               $         -         $         -
         2nd Quarter 2002               $         -         $         -
         1st Quarter 2002               $         -         $         -
                                        -----------         -----------
        Total - 12 months               $         -         $         -
                                        ===========         ===========

Total Lease Summary - Non-Comparable (2)

                                  Number of  Leases          % of Total                         New Rent (3)    Weighted Average
                  Quarter         & Renewals Signed       Leases Signed       GLA Signed         Per Sq. Ft.      Lease Term (4)
                  -------         -----------------       -------------      -----------        ------------      --------------
         4th Quarter 2002                        11                100%          157,880             $ 33.39                10.4
         3rd Quarter 2002                        21                100%           44,874             $ 29.89                 7.9
         2nd Quarter 2002                        25                100%          104,996             $ 28.94                11.3
         1st Quarter 2002                        17                100%           27,236             $ 48.03                10.4
                                                 --                ----         --------             -------                ----
        Total - 12 months                        74                100%          334,986             $ 32.72                10.3
                                                 ==                ====         ========             =======                ====

                                                                 Tenant
                                             Tenant        Improvements
                  Quarter              Improvements         Per Sq. Ft.
                  -------             -------------        -----------
         4th Quarter 2002               $   436,775         $      2.77
         3rd Quarter 2002               $   225,118         $      5.02
         2nd Quarter 2002               $   653,631         $      6.23
         1st Quarter 2002               $         -         $         -
                                        -----------         -----------
        Total - 12 months               $ 1,315,525         $      3.93
                                        ===========         ===========

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3) New Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)  Weighted average is determined on the basis of square footage.
(5) Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust
Lease Expirations
March 31, 2003

--------------------------------------------------------------------------------

Assumes no exercise of lease options

                                        Anchor Tenants (1)                                      Small Shop Tenants
                                        ------------------                                      ------------------
                                                   % of         Minimum Rent                        % of Small       Minimum Rent
          Year          Expiring SF             Anchor SF            PSF           Expiring SF         Shop SF            PSF
     ----------------------------------------------------------------------------------------------------------------------------
               2003             110,000             1%            $  3.46              460,000              7%          $ 20.32
               2004             908,000            11%            $  6.74              795,000             12%          $ 22.11
               2005             538,000             7%            $ 12.21              896,000             14%          $ 23.17
               2006             479,000             6%            $ 11.52              863,000             13%          $ 24.99
               2007             730,000             9%            $ 10.13              949,000             14%          $ 26.03
               2008             919,000            11%            $ 12.12              668,000             10%          $ 24.07
               2009             572,000             7%            $ 12.27              397,000              6%          $ 33.41
               2010             215,000             3%            $ 12.98              299,000              5%          $ 26.67
               2011             416,000             5%            $ 21.26              387,000              6%          $ 33.03
               2012             550,000             7%            $ 14.05              316,000              5%          $ 42.92
         Thereafter           2,764,000            34%            $ 15.48              575,000              9%          $ 33.42
                             ----------           ---             -------           ----------            ---          --------
         Total   (2)          8,202,000           100%            $ 12.96            6,605,000            100%          $ 26.77
                             ==========           ===             =======           ==========            ===          ========

                                                     Total
                                                     -----
                                                  % of Total        Minimum Rent
          Year               Expiring SF              SF                PSF
     ---------------------------------------------------------------------------
               2003                   570,000           4%             $ 17.07
               2004                 1,703,000          12%             $ 13.91
               2005                 1,434,000          10%             $ 19.06
               2006                 1,342,000           9%             $ 20.18
               2007                 1,679,000          11%             $ 19.12
               2008                 1,587,000          11%             $ 17.15
               2009                   969,000           7%             $ 20.93
               2010                   514,000           3%             $ 20.94
               2011                   803,000           5%             $ 26.94
               2012                   867,000           6%             $ 24.57
         Thereafter                 3,339,000          23%             $ 18.57
                                   ----------         ---              -------
         Total   (2)               14,807,000         100%             $ 19.12
                                  ===========         ===              =======

Assumes lease options are exercised

                                        Anchor Tenants (1)                                      Small Shop Tenants
                                        ------------------                                      ------------------
                                                   % of         Minimum Rent                         % of Small      Minimum Rent
          Year          Expiring SF             Anchor SF            PSF         Expiring SF           Shop SF            PSF
     ----------------------------------------------------------------------------------------------------------------------------
               2003                   0             0%            $     0              345,000              5%          $ 20.14
               2004             171,000             2%            $  6.98              512,000              8%          $ 23.09
               2005              19,000             0%            $ 15.58              546,000              8%          $ 24.00
               2006              54,000             1%            $ 12.27              546,000              8%          $ 27.61
               2007             141,000             2%            $  4.72              597,000              9%          $ 25.56
               2008             150,000             2%            $ 12.72              503,000              8%          $ 24.13
               2009             355,000             4%            $ 11.18              391,000              6%          $ 33.24
               2010             158,000             2%            $ 13.48              354,000              5%          $ 29.74
               2011             114,000             1%            $ 23.89              432,000              7%          $ 27.46
               2012             310,000             4%            $ 14.49              421,000              6%          $ 36.88
         Thereafter           6,730,000            82%            $ 17.27            1,958,000             30%          $ 32.57
                             ----------           ---            --------           ----------            ---          --------
         Total   (3)          8,202,000           100%            $ 16.37            6,605,000            100%          $ 28.62
                             ==========           ===            ========           ==========            ===          ========

                                                     Total
                                                     -----
                                                  % of Total        Minimum Rent
          Year              Expiring SF                SF                PSF
     ---------------------------------------------------------------------------
               2003             345,000               2%             $ 20.14
               2004             683,000               5%             $ 19.06
               2005             565,000               4%             $ 23.71
               2006             600,000               4%             $ 26.23
               2007             738,000               5%             $ 21.58
               2008             653,000               4%             $ 21.51
               2009             746,000               5%             $ 22.74
               2010             512,000               3%             $ 24.72
               2011             546,000               4%             $ 26.72
               2012             731,000               5%             $ 27.39
         Thereafter           8,688,000              59%             $ 20.72
                             ----------             ---              -------
         Total   (3)         14,807,000             100%             $ 21.83
                            ===========             ===              =======

Notes:
(1)  Anchor is defined as a tenant leasing 15,000 square feet or more.
(2) Minimum Rent reflects contractual rent at the end of the term or option. For leases with CPI or market based increases, such increases are excluded from analysis.
(3)  Represents occupied square footage as of March 31, 2003.

Federal Realty Investment Trust
Occupancy Summary - Overall
March 31, 2003

--------------------------------------------------------------------------------

Overall Occupancy (1)
---------------------
(Quarter to Quarter Analysis)                                     At March 31, 2003 (3)                        At March 31, 2002
                                                       -----------------------------------------------------------------------------

Type                                                           Size       Leased    Occupancy           Size       Leased  Occupancy
----                                                           ----       ------    ---------           ----       ------  ---------
Retail Properties - Excluding Santana Row  (2)           15,254,267   14,486,515        95.0%     14,863,000   14,201,000      95.5%
Retail Properties - Including Santana Row Phase I (2)    15,697,961   14,807,131        94.3%            N/A          N/A       N/A
Rollingwood Apartments (# of units) (4)                         282          278        98.6%            282          274      97.2%

------------------------------------------------------------------------------------------------------------------------------------

Overall Occupancy (1)
---------------------
(Rolling 12 Months)                                               At March 31, 2003 (3)                 At December 31, 2002 (3)
                                                        ----------------------------------------------------------------------------

Retail Properties - Excluding Santana Row (2)            15,254,267   14,486,515        95.0%     14,801,252   14,128,278      95.5%
Retail Properties - Including Santana Row Phase I (2)    15,697,961   14,807,131        94.3%     15,245,000   14,442,000      94.7%
Rollingwood Apartments (# of units) (4)                         282          278        98.6%            282          275      98.0%

                                                                At September 30, 2002                      At June 30, 2002
                                                        ----------------------------------------------------------------------------

Retail Properties - Excluding Santana Row (2)            14,738,000   14,081,000        95.5%     14,687,000   14,093,000      95.9%
Retail Properties - Including Santana Row Phase I (2)           N/A          N/A          N/A            N/A          N/A       N/A
Rollingwood Apartments (# of units) (4)                         282          279        98.9%            282          280      99.3%

------------------------------------------------------------------------------------------------------------------------------------

Notes:
(1) See Glossary of Terms
(2) Leasable square feet; excludes redevelopment square footage not yet placed in service and Phase II and other future phases of Santana Row.
(3) Includes 444,000 square feet of Santana Row Phase I.
(4) Residential occupancy for Santana Row is included in the Santana Row Summary Schedule.

Federal Realty Investment Trust
Occupancy Summary - Same Center
March 31, 2003

------------------------------------------------------------------------------------------------------------------------------------

Same Center Occupancy (1)
-------------------------
(Quarter to Quarter Comparison)                               At March 31, 2003                         At March 31, 2002
                                               -------------------------------------------------------------------------------------
Type                                                    Size         Leased     Occupancy         Size         Leased     Occupancy
----                                                    ----         ------     ---------         ----         ------     ---------
Retail Properties (leasable square feet) (2)      14,688,735     14,075,558         95.8%   14,402,000     13,759,000         95.5%
Rollingwood Apartments (# of units)                      282            278         98.6%          282            274         97.2%

------------------------------------------------------------------------------------------------------------------------------------
Same Center Occupancy (1)
-------------------------
(Rolling 12 Months)                                           At March 31, 2003                       At December 31, 2002
                                               -------------------------------------------------------------------------------------
Retail Properties (leasable square feet) (2)      14,688,735     14,075,558         95.8%   14,603,000     13,965,000         95.6%
Rollingwood Apartments (# of units)                      282            278         98.6%          282            275         97.5%

                                                            At September 30, 2002                       At June 30, 2002
                                               -------------------------------------------------------------------------------------

Retail Properties (leasable square feet) (2)      14,368,000     13,756,000         95.7%   14,251,000     13,670,000         95.9%
Rollingwood Apartments (# of units)                      282            279         98.9%          282            280         99.3%

------------------------------------------------------------------------------------------------------------------------------------

Notes:
(1) See Glossary of Terms.
(2) Excludes centers purchased or sold as well as properties under development and redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants - Prospective (April 2003 through March 2004) March 31, 2003

--------------------------------------------------------------------------------------------------------------------


                                                              Percentage of                                Number of
                                              Annualized   Total Annualized                Percentage of      Stores
Rank   Tenant Name                             Base Rent          Base Rent   Tenant GLA       Total GLA      Leased
--------------------------------------------------------------------------------------------------------------------
   1   Gap, Inc., The                      $  6,063,625               2.44%      210,275           1.34%          11
   2   Ahold USA, Inc.                        5,888,651               2.37%      503,230           3.21%          10
   3   Safeway, Inc.                          5,597,172               2.26%      412,770           2.63%           7
   4   Bed, Bath & Beyond, Inc.               5,007,899               2.02%      358,165           2.28%           8
   5   CVS Corporation                        3,858,676               1.56%      164,266           1.05%          14
   6   Barnes & Noble, Inc.                   3,752,078               1.51%      167,765           1.07%          18
   7   TJX Companies, The                     3,302,350               1.33%      340,547           2.17%          10
   8   Toys R Us, Inc.                        3,040,162               1.23%      325,582           2.07%          10
   9   Borders Group, Inc.                    2,753,858               1.11%      135,181           0.86%           5
  10   MTS, Inc.                              2,452,569               0.99%      106,479           0.68%           5
  11   Great Atlantic & Pacific Tea Co.       2,380,178               0.96%      239,215           1.52%           4
  12   OPNET Technologies, Inc.               2,335,499               0.94%       60,466           0.39%           1
  13   Dollar Tree Stores, Inc.               2,313,100               0.93%      176,834           1.13%          17
  14   Dress Barn, Inc.                       1,954,958               0.79%       92,588           0.59%          13
  15   CompUSA, Inc.                          1,909,776               0.77%      108,219           0.69%           4
  16   Wakefern Food Corporation              1,908,096               0.77%      157,376           1.00%           3
  17   Bally's Health & Tennis                1,738,673               0.70%      139,546           0.89%           5
  18   Whole Foods Market, Inc.               1,662,066               0.67%       81,874           0.52%           3
  19   Linens' N Things                       1,652,689               0.67%      108,169           0.69%           3
  20   Saks & Company                         1,635,300               0.66%       35,550           0.23%           1
  21   Michaels Stores, Inc.                  1,613,849               0.65%      143,843           0.92%           5
  22   Ross Stores, Inc.                      1,589,240               0.64%       84,858           0.54%           3
  23   Viacom International, Inc.             1,559,386               0.63%       65,592           0.42%          12
  24   Kohl's Corporation                     2,125,749               0.86%      390,626           2.49%           3
  25   Home Depot, Inc.                       1,487,180               0.60%      127,550           0.81%           1
                                           ------------              -----    ----------          -----    ---------

       Totals - Top 25 Tenants             $ 69,582,778              28.06%    4,736,566          30.17%         176
                                           ============              =====    ==========          =====    =========


       Total Annualized Base Rent:         $248,020,984

       Total Portfolio Square Footage:                                        15,698,000 (1)(2)

Note:
  (1)  Excludes redevelopment square footage not yet placed in service.
  (2) Includes 444,000 square feet of Santana Row Phase I, but no future Phases of Santana Row.

Federal Realty Investment Trust
Reconciliation of Non-GAAP Disclosures
March 31, 2003

---------------------------------------------------------------------------------------

1. Reconciliation of 2003 EPS to 2003 FFO Guidance ($ millions except per share amounts)

                                                              Forecast      Per Share
                                                            ------------  -------------
     Net Income Available to Common Shareholders            $   45.6      $    .99

     Depreciation and Amortization                          $   73.1      $   1.59
     Income Attributable to Operating Partnership Units     $    1.2      $   0.03

                                                            -----------   -----------
     Funds from Operations                                  $  119.9      $   2.60
                                                            ===========   ===========

     Weighted-average Diluted Shares (million)                                46.1

                                Glossary of Terms

EBITDA: EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions, provision for loss on equity securities and other nonrecurring expenses. EBITDA is presented because it provides useful information regarding our ability to service debt, EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of EBITDA, adjusted for discontinued operations, to net income for the three months ended March 31, 2003 and 2002 is as follows:

                                                                          For the Three Months
                                                                             Ended March 31,
                                                                             ---------------
                                                                          2003            2002
                                                                          ----            ----
Net income (loss) ....................................................  $16,376         ($1,331)
Depreciation and amortization ........................................   17,449          15,986
Interest .............................................................   17,579          16,640
Loss on abandoned developments held for sale .........................        -           9,647
                                                                        -------         -------
EBITDA ...............................................................  $51,404         $40,942
                                                                        =======         =======


Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Gross revenues, including interest income, less rental expenses and real estate taxes.

Occupancy: The portion of the property for which the Trust is collecting rent, or for which a lease has been signed but a tenant has not yet commenced, divided by the total square footage available for lease.

Occupancy - overall: Occupancy for the entire portfolio -- includes all operating properties owned in reporting period.

Occupancy - same center: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvements: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.